Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday July 29, 2015
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS SECOND QUARTER RESULTS

NORTHBROOK, IL — July 29, 2015 — KapStone Paper and Packaging Corporation (NYSE:KS) (“KapStone” or the “Company”) today reported results for the second quarter ended June 30, 2015. As compared to 2014’s second quarter, results for 2015’s second quarter are below:

•                  Net sales of $671 million up $81 million, or 14 percent

•                  Net income of $34 million down $17 million, or 33 percent

•                  Adjusted net income of $42 million down $14 million, or 24 percent

•                  Adjusted EBITDA of $110 million down $16 million, or 13 percent

•                  Adjusted EBITDA margin of 16.4 percent, down from 21.4 percent

•                  Diluted EPS of $0.35 down $0.18 per share, or 34 percent

•                  Adjusted diluted EPS of $0.44 down $0.14 per share, or 24 percent

Roger W. Stone, Chairman and Chief Executive Officer, stated, “KapStone’s mill operations performed very well this quarter, delivering record second quarter production despite the loss of 10,400 tons due to the planned Roanoke Rapids mill outage. Our corrugated products shipments year-to-date were up 4 percent on an average weekly basis over the same period in 2014. The stronger dollar, however, negatively impacted our export sales, resulting in lower sales prices for saturating kraft, export containerboard, and extensible grade kraft paper and a less favorable product mix.

“We closed on the Victory Packaging acquisition on June 1, 2015, and our quarterly results include Victory’s operations for 30 days. Victory’s results for June were very positive, with revenues of $93 million and adjusted EBITDA of $7 million. We are aggressively working on realizing the benefits of increased integration that Victory provides.”

Second Quarter Operating Highlights

Consolidated net sales of $671 million in the second quarter of 2015 increased by $81 million, or 14 percent compared to $590 million for the 2014 second quarter. The increase is primarily due to $93 million from the Victory acquisition partially offset by $4 million, reflecting a stronger U.S. dollar compared to the Euro which impacted sales in Europe and some exports, and slightly lower sales volume. The Company sold 710,000 tons of paper during the second quarter of 2015

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compared to 720,000 tons a year earlier. The Company’s average mill selling price of $667 per ton in the second quarter of 2015 decreased by $18 per ton compared to the second quarter of 2014, due to the stronger U.S. dollar and lower domestic and export containerboard prices, partially offset by higher kraft paper prices.

Operating income of $61 million for the 2015 second quarter decreased by $24 million, or 28 percent, compared to the 2014 second quarter. The lower operating earnings primarily reflects higher planned maintenance outage costs as we moved our Roanoke Rapids mill outage from October in 2014 to April of this year, in addition to lower average mill selling prices, 10,000 tons of lower sales volume, higher fiber costs, inflation on compensation and benefit costs and the stronger U.S. dollar which impacted prices in Europe and for some exports partially offset by lower severance expenses. In addition, over $6 million of Victory Packaging acquisition-related expenses were incurred in the 2015 second quarter, including $4 million for a non-cash inventory step-up charge as well as $2 million for amortization expense of identified intangible assets.

Interest expense, net, was $9 million for the second quarter of 2015, slightly higher than a year ago, reflecting lower interest rates and voluntary debt repayments in late 2014, partially offset by the additional borrowings in June 2015 to finance the Victory Packaging acquisition and higher debt fees amortization. Our weighted average interest rate as of June 30, 2015 is 1.8 percent compared to 2.0 percent a year ago.

The effective income tax rate for the 2015 second quarter was 35.2 percent compared to 33.6 percent for the 2014 second quarter.  The increase reflects a deferred tax adjustment and higher state taxes resulting from the Victory acquisition.

Cash Flow and Working Capital

Cash and cash equivalents increased by $18 million to $29 million in the quarter ended June 30, 2015, from March 31, 2015. Operating activities generated $76 million during the second quarter while financing activities generated $593 million, reflecting borrowings to support the acquisition. The Victory Packaging acquisition totaled $617 million and capital expenditures in the second quarter were $35 million.

At June 30, 2015, the Company had approximately $410 million of working capital and $466 million of revolver borrowing capacity.

Conclusion

In summary, Stone commented, “Having now worked together with the team from Victory, I am even more optimistic regarding the opportunities available to KapStone.  These insights coupled with the strength of our industry, provide strong assurance that KapStone is well positioned for the future.”

Conference Call

KapStone will host a conference call at 10:00 a.m. CDT, Thursday, July 30, 2015, to discuss the Company’s financial results for the 2015 second quarter. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s

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website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 866-318-8617

International:  617-399-5136
Participant Passcode:  56808150

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 21 converting plants and 65 distribution centers. The business has approximately 6,200 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, Basic EPS to Adjusted Basic EPS, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and

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economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs and (7) realizing the synergies and benefits of the Victory Packaging acquisition. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under Part II, Item 1.A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended June 30,		Variance	Six Months Ended June 30,		Variance
	2015	2014	%	2015	2014	%

Net sales	$671,255	$590,449	13.7%	$1,217,544	$1,139,401	6.9%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	470,478	392,245	-19.9%	852,676	775,493	-10.0%
Depreciation and amortization	36,996	33,874	-9.2%	72,117	66,583	-8.3%
Freight and distribution expenses	53,891	44,924	-20.0%	97,318	85,656	-13.6%
Selling, general and administrative expenses	48,481	34,093	-42.2%	86,675	68,238	-27.0%
Operating income	61,409	85,313	-28.0%	108,758	143,431	-24.2%

Foreign exchange gain / (loss)	(53)	125	-142.4%	(938)	101	-1028.7%
Interest expense, net	8,515	7,971	-6.8%	14,928	17,200	13.2%
Income before provision for income taxes	52,841	77,467	-31.8%	92,892	126,332	-26.5%
Provision for income taxes	18,585	26,008	28.5%	32,536	42,774	23.9%
Net income	$34,256	$51,459	-33.4%	$60,356	$83,558	-27.8%

Net income per share:
Basic	$0.36	$0.54		$0.63	$0.87
Diluted	$0.35	$0.53		$0.62	$0.86

Weighted-average number of shares outstanding:
Basic	96,269,619	95,892,033		96,196,889	95,806,181
Diluted	97,664,781	97,418,941		97,647,666	97,367,354

Effective income tax rate	35.2%	33.6%		35.0%	33.9%

Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):

Net income (GAAP)	$34,256	$51,459	-33.4%	$60,356	$83,558	-27.8%
Interest expense, net	8,515	7,971	-6.8%	14,928	17,200	13.2%
Provision for income taxes	18,585	26,008	28.5%	32,536	42,774	23.9%
Depreciation and amortization	36,996	33,874	-9.2%	72,117	66,583	-8.3%
EBITDA (Non-GAAP)	$98,352	$119,312	-17.6%	$179,937	$210,115	-14.4%

Stock-based compensation expense	2,757	1,311	-110.3%	6,537	4,229	-54.6%
Longview integration expenses	724	933	22.4%	1,209	2,747	56.0%
Victory Packaging acquisition expenses	6,472	—	N/A	6,555	—	N/A
Voluntary separation plan and severance	2,025	4,818	58.0%	2,664	4,818	44.7%
Adjusted EBITDA (Non-GAAP)	$110,330	$126,374	-12.7%	$196,902	$221,909	-11.3%

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$34,256	$51,459		$60,356	$83,558
Stock-based compensation expense	1,803	859		4,275	2,770
Longview integration and other expenses	473	611		791	1,799
Victory Packaging acquisition expenses	4,233	—		4,287	—
Voluntary separation plan and severance	1,324	3,156		1,742	3,156
Victory Packaging tax adjustments	398	—		398	—
Adjusted Net Income (Non-GAAP)	$42,487	$56,085		$71,849	$91,283

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.36	$0.54		$0.63	$0.87
Stock-based compensation expense	0.02	0.01		0.04	0.03
Longview integration and other expenses	—	—		0.01	0.02
Victory Packaging acquisition expenses	0.04	—		0.04	—
Voluntary separation plan and severance	0.01	0.03		0.02	0.03
Victory Packaging tax adjustments	0.01	—		0.01	—
Adjusted Basic EPS (Non-GAAP)	$0.44	$0.58		$0.75	$0.95

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.35	$0.53		$0.62	$0.86
Stock-based compensation expense	0.02	0.01		0.04	0.03
Longview integration and other expenses	0.01	0.01		0.01	0.02
Victory Packaging acquisition expenses	0.04	—		0.04	—
Voluntary separation plan and severance	0.01	0.03		0.02	0.03
Victory Packaging tax adjustments	0.01	—		0.01	—
Adjusted Diluted EPS (Non-GAAP)	$0.44	$0.58		$0.74	$0.94

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,737	$28,467
Trade accounts receivable, net of allowances	427,942	228,740
Other receivables	13,951	12,833
Inventories	339,065	238,329
Prepaid expenses and other current assets	14,455	7,172
Total current assets	824,150	515,541

Plant, property and equipment, net	1,407,829	1,386,670
Other assets	12,353	10,135
Intangible assets, net	359,318	110,077
Goodwill	701,554	533,851
Total assets	$3,305,204	$2,556,274

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$15,000	$—
Current portion of long-term debt	51,750
Other current borrowings	4,420	—
Dividend payable	9,776	9,911
Accounts payable	208,611	149,600
Accrued expenses	59,228	48,340
Accrued compensation costs	63,217	62,491
Accrued income taxes	573	6,477
Deferred income taxes	1,836	1,990
Total current liabilities	414,411	278,809

Long-term debt, net of current portion	1,604,967	1,046,063
Pension and post-retirement benefits	27,058	32,800
Deferred income taxes	415,562	412,293
Other liabilities	16,854	8,182
Total other liabilities	2,064,441	1,499,338

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	262,298	255,505
Retained earnings	615,627	574,601
Accumulated other comprehensive (loss) income	(51,583)	(51,989)
Total stockholders’ equity	826,352	778,127
Total liabilities and stockholders’ equity	$3,305,204	$2,556,274

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating activities:
Net income	$34,256	$51,459	$60,356	$83,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,996	33,874	72,117	66,583
Stock-based compensation expense	2,757	1,311	6,537	4,229
Pension and postretirement	(2,524)	(2,754)	(5,416)	(6,834)
Excess tax benefits from stock-based compensation	(120)	(391)	(1,511)	(2,612)
Amortization of debt issuance costs	2,040	1,483	3,047	2,933
Loss on disposal of fixed assets	32	37	210	1,016
Deferred income taxes	587	(1,144)	2,451	2,179
Changes in operating assets and liabilities	2,475	(14,172)	(65,204)	(42,398)
Net cash provided by operating activities	$76,499	$69,703	$72,587	$108,654

Investing activities:
Vicrory Packaging acquisition	(616,564)	—	(616,564)	—
Capital expenditures	(34,949)	(41,256)	(63,711)	(73,676)
Net cash used in investing activities	$(651,513)	$(41,256)	$(680,275)	$(73,676)

Financing activities:
Proceeds from revolving credit facility	$179,800	$41,400	$266,200	$97,900
Repayments on revolving credit facility	(174,800)	(41,400)	(251,200)	(97,900)
Proceeds from receivables credit facility	90,773	—	103,735	—
Repayments on receivables credit facility	—	—	(4,962)	—
Repayments of long-term debt	—	(1,175)	—	(2,350)
Proceeds from long-term debt	519,763	—	519,763	—
Payment of debt issuance and loan amendment costs	(10,790)	(706)	(10,790)	(706)
Proceeds from other current borrowings	—	—	6,615	6,300
Repayments of other current borrowings	(2,195)	(1,729)	(2,195)	(3,402)
Cash dividend paid	(9,626)	—	(19,464)	—
Payment of withholding taxes on vested stock awards	(126)	—	(2,448)	(1,641)
Proceeds from exercises of stock options	287	175	778	389
Proceeds from issuance of shares to ESPP	—	—	415	205
Excess tax benefits from stock-based compensation	120	391	1,511	2,612
Net cash provided by (used in) financing activities	$593,206	$(3,044)	$607,958	$1,407

Net increase / (decrease) in cash and cash equivalents	18,192	25,403	270	36,385
Cash and cash equivalents-beginning of period	10,545	23,949	28,467	12,967
Cash and cash equivalents-end of period	$28,737	$49,352	$28,737	$49,352

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(unaudited)

	Net Sales			Operating	Depreciation		Total Assets
Three Months Ended June 30, 2015	Trade	Intersegment	Total	Income (Loss)	and Amortization	Capital Expenditures	at June 30, 2015
Paper and Packaging	$577,857	$788	$578,645	$71,844	$34,187	$30,256	$2,553,708
Distribution (a)	93,398	—	93,398	1,720	1,945	243	527,704
Corporate (b)	—	—	—	(12,155)	864	4,450	223,792
Intersegment eliminations	—	(788)	(788)	—	—	—	—
	$671,255	$—	$671,255	$61,409	$36,996	$34,949	$3,305,204

	Net Sales			Operating	Depreciation		Total Assets
Three Months Ended June 30, 2014	Trade	Intersegment	Total	Income (Loss)	and Amortization	Capital Expenditures	at June 30, 2014
Paper and Packaging	$590,449	$—	$590,449	$94,392	$32,937	$37,540	$2,664,290
Distribution (a)	—	—	—	—	—	—	—
Corporate	—	—	—	(9,079)	937	3,716	71,208
Intersegment eliminations	—	—	—	—	—	—	—
	$590,449	$—	$590,449	$85,313	$33,874	$41,256	$2,735,498

	Net Sales			Operating	Depreciation
Six Months Ended June 30, 2015	Trade	Intersegment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$1,124,146	$788	$1,124,934	$130,136	$68,664	$56,506
Distribution (a)	93,398	—	93,398	1,720	1,945	243
Corporate	—	—	—	(23,098)	1,508	6,962
Intersegment eliminations	—	(788)	(788)	—	—	—
	$1,217,544	$—	$1,217,544	$108,758	$72,117	$63,711

	Net Sales			Operating	Depreciation
Six Months Ended June 30, 2014	Trade	Intersegment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$1,139,401	$—	$1,139,401	$161,842	$64,859	$68,880
Distribution (a)	—	—	—	—	—	—
Corporate	—	—	—	(18,411)	1,724	4,796
Intersegment eliminations	—	—	—	—	—	—
	$1,139,401	$—	$1,139,401	$143,431	$66,583	$73,676

(a) Reflects Victroy Packaging acquisition as of June 1, 2015

(b) Total assets at June 30, 2015 includes $167.7 million of goodwill associated with the Victory acquisition which will be allocated to the operating segments